SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities and
Exchange Act of 1934
                           (Amendment No. _____)


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]


Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12



                   Good Times Restaurants Inc.
             (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14-a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:
          _____________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:


     2)   Form, Schedule or Registration Statement Number:


     3)   Filing party:


     4)   Date filed:



                        GOOD TIMES RESTAURANTS INC.
                             8620 Wolff Court
                                 Suite 330
                        Westminster, Colorado 80030
                              _______________


                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       To Be Held September 12, 1996


A special meeting of stockholders of Good Times Restaurants Inc., a Nevada corporation, will be held at the Doubletree Hotel, 8773
Yates Drive, Westminster, Colorado, on September 12, 1996 at 2:00
P.M., local time:

     (1) To consider and act upon an Amendment to the Company's Articles of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock, $.01 par value, 1,000,000 of which will be designated as Series A Convertible Preferred Stock and sold to an investor and 4,000,000 of which will be reserved for future issuance in the discretion of the Board of Directors.

Details relating to the above matter are set forth in the attached Proxy Statement. The Company's management is not aware of any other matters to come before the meeting. The Board of Directors has fixed July 25, 1996 as the record date for stockholders entitled to notice of, and to vote at, the meeting.

IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE,
SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY.  A BUSINESS
REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


Sincerely,



Susan Knutson
Secretary
Denver, Colorado
July 29, 1996


                        GOOD TIMES RESTAURANTS INC.
                             8620 Wolff Court
                                 Suite 330
                       Westminster, Colorado  80030
                              (303) 427-4221



                              PROXY STATEMENT


                      SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON SEPTEMBER 12, 1996


     The accompanying proxy is solicited by the Board of Directors of GOOD TIMES RESTAURANTS INC. (the "Company") for use at a Special Meeting of Stockholders to be held at the Doubletree Hotel, 8773 Yates Drive, Westminster, Colorado on September 12, 1996 at 2:00 P.M., local time, and at any and all adjournments thereof for the purpose set forth in the Notice of Special Meeting of Stockholders. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first sent or given to stockholders on or about July 29, 1996.

     Any stockholder giving such a proxy has the right to revoke the proxy at any time before it is voted by written notice to the Secretary of the Company, by executing a new proxy bearing a later date or by voting in person at the Special Meeting. A proxy, when executed and not revoked, will be voted in accordance therewith. If no instructions are given, proxies will be voted FOR the proposal presented by management.

     All expenses in connection with the solicitation of proxies will be borne by the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies and Proxy Statements as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses incurred in connection therewith. Certain Directors, Officers and employees of the Company not specifically employed for that purpose may solicit proxies without additional compensation by mail, telephone, facsimile transmission, telegraph or personal interview. The Company has also engaged Regan & Associates, Inc., an unrelated company, to solicit proxies on the Company's behalf by additional mailings and telephone solicitations. The Company has agreed to pay Regan & Associates a professional fee of $4,500 plus out-of-pocket expenses (not to exceed $2,250) for its services, with fifty percent of the professional fee to be waived in the event that the required affirmative vote to approve the proposal set forth in the Notice of Special Meeting of Stockholders is not obtained at such meeting.

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB/A, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995, AND/OR A COPY OF THE SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MAY 31, 1996, AS AMENDED, INCLUDING SCHEDULES THERETO, TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK ON THE RECORD DATE. SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 8620 WOLFF COURT, SUITE 330, WESTMINSTER, COLORADO 80030, ATTENTION: SUSAN KNUTSON.


                             VOTING SECURITIES

     The close of business on July 25, 1996, has been fixed by the Board of Directors of the Company as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. On that date, the Company had outstanding 6,314,824 shares of Common Stock, $.001 par value, all of which are entitled to vote on the matters to come before the Special Meeting.

     Each outstanding share of Common Stock entitles the holder to one vote. The presence in person or by proxy of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. The affirmative vote of a majority of the outstanding shares will be required to approve the matter specified herein to be voted upon.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth as of July 16, 1996, certain information with respect to the record and beneficial ownership of the Company's Common Stock by all stockholders known by the Company to own more than five percent of its outstanding Common Stock, and by all Directors and executive officers individually and as a group.

                                                Percentage of
Name, Address and        Number of Shares       Outstanding
Position Held           Beneficially Owned      Common Stock**



Dan  W. James II             400,365(1)               6.3%
8620 Wolff Court,
Suite 330
Westminster, CO 80030
Chairman, Director

First Registration
 Corporation                  183,270(1)(2)           2.9%
 of Oklahoma City
120 N. Robinson Ave.
P.O. Box 25189
Oklahoma City, OK 73125
Shareholder

Boyd E. Hoback                 165,424(3)             2.6%
8620 Wolff Court,
Suite 330
Westminster, CO 80030
Officer and Director

B. Edwin Massey                113,799(4)             1.8%
8620 Wolff Court,
Suite 330
Westminster, CO 80030
Director

Richard J. Stark                17,083(5)              *
6075 South Quebec
Suite 103
Englewood, CO 80111
Director

Thomas P. McCarty                5,500(6)              *
8779 Johnson Street
Arvada, CO 80005
Director


Alan A. Teran                    5,000(7)              *
2126 Knollwood Drive
Boulder, CO 80302
Director

Robert D. Turrill               60,703(8)              *
8620 Wolff Court,
Suite 330
Westminster, CO 80030
Officer

All executive officers         951,144(9)             14.4%
and Directors as a
group (7 persons)

*    Less than one percent


** Rule 13-d under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant, right or conversion of a security. Any securities not outstanding that are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     All shares held by the executive officers, Directors and principal stockholders listed above are restricted securities and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, under certain circumstances.


(1) Includes 7,682 shares owned by the son of Mr. James, an aggregate of 6,966 shares owned by the Kent B. Hayes Trust, and an aggregate of 3,483 shares covered by presently exercisable warrants held by the Kent B. Hayes Trust for the benefit of Mr. James.

(2)  May be deemed to be beneficially owned by Mr. James since
     First Registration Corporation of Oklahoma City is the nominee of trusts administered by and for Mr. James and members of his family.

(3) Includes an aggregate of 151,666 shares covered by presently exercisable options and warrants.

(4) Includes 20,804 shares owned by the children of Mr. Massey and an aggregate of 52,063 shares covered by presently exercisable warrants. Mr. Massey has indicated that he will resign as a Director in order to facilitate the election of the Directors by the holders of Series A Convertible Preferred Stock as discussed in this Proxy Statement.

(5) Includes an aggregate of 10,689 shares covered by presently exercisable options and warrants.

(6) Includes an aggregate of 5,000 shares covered by presently exercisable options.

(7) Includes an aggregate of 5,000 shares covered by presently exercisable options.

(8) Includes an aggregate of 50,000 shares covered by presently exercisable options.

(9) Includes 277,901 shares covered by presently exercisable options and warrants and 218,722 shares held of record by others which may be deemed to be beneficially owned.



             PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                              OF THE COMPANY

     The Board of Directors of the Company believes it advisable and in the best interests of the Company to amend its Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, $.01 par value (the "Amendment"). One million of such shares will be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") in order that the financing transaction described below may be consummated. The proposed Amendment shall be substantially in the form set forth in Exhibit A attached to this Proxy Statement. Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. The Board of Directors has unanimously approved the Amendment and recommends that stockholders vote FOR the Amendment.

     The Company has entered into a Series A Convertible Preferred Stock Purchase Agreement dated as of May 31, 1996 (the "Purchase Agreement"), with The Bailey Company, a Colorado limited partnership ("Bailey"), pursuant to which Bailey has agreed to purchase and Good Times has agreed to sell 1,000,000 shares of Series A Convertible Preferred Stock. The Purchase Agreement is contingent upon, among other matters, approval by the stockholders of the Amendment authorizing and designating the Series A Preferred Stock. The following discussion summarizes the principal terms of the Purchase Agreement and the Series A Preferred Stock. A copy of the full Purchase Agreement containing such terms may be obtained from the Company in the manner specified on pages 1 and 2 of this Proxy Statement.

     The purchase price to be paid by Bailey for the 1,000,000 shares of Series A Preferred Stock is $1.00 per share, or a total of $1,000,000. The purchase and payment will take place in three installments. The first installment will occur on the first day of the month following stockholder approval of the authorization of the Amendment and Bailey will purchase on such date 500,000 shares of the Series A Preferred Stock in consideration of $250,000 cash and the cancellation of a promissory note of the Company payable to Bailey in the amount of $250,000 arising out of a loan in that amount made by Bailey to the Company on March 1, 1996. Bailey will purchase the second installment of 250,000 shares of the Series A Preferred Stock three months after the date of the first installment for $250,000 cash. Bailey will purchase the third installment of 250,000 shares of the Series A Preferred Stock three months after the date of the second installment for $250,000 cash. The proceeds of the purchase are intended to be used by the Company for the development of new Good Times restaurants through the period ending December 31, 1997. The Company understands that Bailey has extensive experience in the restaurant business through its ownership and operation of a substantial number of Arby's Roast Beef Restaurants in Colorado.

     In reaching its decision to approve the Purchase Agreement with Bailey, and therefore to approve the Amendment authorizing the Preferred Stock and designating the Series A Preferred Stock and to recommend that the stockholders of the Company vote for the Amendment, the Board of Directors considered a number of factors, including the following:

               (a)  The Company's need for additional
          capital to develop additional Good Times restaurants;

               (b)  The prior inability of the Company
          to attract such capital from other investors on more favorable terms; and

               (c)  The successful experience of Bailey
          and its principals in the fast-food
          restaurant business.

The Board of Directors also considered the fairness opinion on the Purchase Agreement of Cohig & Associates, Inc. described below.

     The purpose of the proposed Amendment to the Company's Articles of Incorporation to authorize 4,000,000 shares of Preferred Stock in addition to the 1,000,000 shares of Series A Preferred Stock is to improve the Company's ability and flexibility in meeting its future capital needs. The Company however has no current plans to issue shares of Preferred Stock in addition to the Series A Preferred Stock.

     If the proposed Amendment is adopted, the additional shares of Preferred Stock may be issued from time to time in one or more series and each such series will have such designations, rates of dividend, redemption prices, voting rights, liquidation preferences, sinking fund provisions, conversion or exchange rights and other special rights as the Board of Directors may fix prior to the time of issuance of such series. The Board of Directors will be empowered to authorize the Company to issue some or all of the additional Preferred Stock at such time or times, to such persons and for such consideration as it may deem desirable without a further vote of the stockholders and without offering such Preferred Stock to the holders of the Common Stock of the Company.

     The principal terms of the Purchase Agreement and of the Series A Preferred Stock are as follows:

     Voting. Except with respect to certain matters relating to the Board of Directors (see "Board Size and Membership"), the Series A Preferred Stock will vote together with the Common Stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of Series A Preferred Stock will be entitled to such number of votes on each action equal to the number of shares of Common Stock into which such share of the Series A Preferred Stock is convertible at the time of such vote. The Purchase Agreement and the provisions of the Articles of Incorporation with respect to the Series A Preferred Stock may not however be amended without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock.

     Dividends. The holders of the Series A Preferred Stock will be entitled to cumulative cash dividends equal to $.08 per share per annum, or eight percent of the purchase price paid for the Series A Preferred Stock, commencing to accrue on the date the shares of Series A Preferred Stock are issued. The dividends are payable on the first day of each calendar quarter commencing July 1, 1997 and shall be payable at the option of each holder of the Series A Preferred Stock in cash or in shares of Common Stock of the Company. For such purpose the number of shares of Common Stock will be calculated by dividing the dollar amount of the dividend by 75 percent of the average of the public market closing prices of the Common Stock for the 14 trading days immediately prior to the dividend payment date (the "Dividend Conversion Rate"). Notwithstanding the foregoing, the divisor for the first dividend will not be less than $.46875. If a holder elects to receive a dividend in cash, the Company may defer the payment of the dividend if in the reasonable judgment of the Board of Directors payment thereof would jeopardize the Company's ability to meet its current and foreseeable obligations.

     Liquidation. Upon any liquidation, dissolution or winding up of the Company, the holders of the shares of Series A Preferred Stock will be entitled to a preference over the Common Stock equal to the original purchase price of the Series A Preferred Stock plus all accrued dividends which have not been paid.

     Conversion. The holders of the Series A Preferred Stock will have the right at any time during each conversion period shown on the table below to convert up to the maximum number of shares of Series A Preferred Stock shown on such table for such conversion period into the number of shares of Common Stock which is equal to the number of shares of Series A Preferred Stock to be converted divided by the applicable conversion factor (or per share price) as set forth in the table. Also shown in the table is the percentage of all outstanding Common Stock that full conversion during each period would represent assuming no further issuances of Common Stock by the Company other than pursuant to such conversions. If the holders of Series A Preferred Stock convert all of such shares at the earliest permitted times, they will hold an aggregate of 25.3% of all outstanding Common Stock assuming no further issuances of Common Stock by the Company other than pursuant to such conversions.


                                                  Percentage of
                    Maximum                       Outstanding
                    Aggregate                     Common Stock
                    Number of                     Represented
Conversion          Preferred    Conversion       by Full
Period              Shares         Factor         Conversion


October 1, 1997 -   500,000        .46875         14.5%
October 31, 1997

November 1, 1997 -  500,000(1)     .56875         12.2%
December 31, 1997

January 1, 1998 -   250,000        .46875         7.8%(2)
January 31, 1998    500,000(1)     .56875         11.4%

February 1, 1998 -  750,000(1)     .56875         17.3%
March 31, 1998

April 1, 1998 -     250,000        .46875         7.8%(2)
April 30, 1998      750,000(1)     .56875         16.2%

May 1, 1998 -       1,000,000(1)   .56875         21.8%
April 30, 1999

May 1, 1999         1,000,000(1)   the greater of (i) the
and thereafter                     Dividend Conversion Rate
                                   at the time of conversion
                                   and (ii) .46875

(1)  To the extent not previously converted.
(2)  Assumes no prior conversions.


     Redemption. The Company may from time to time at its option redeem some or all of the shares of the Series A Preferred Stock at any time after the second anniversary of the initial purchase thereof. The redemption price will be the original purchase price plus any unpaid accrued dividends. The Company must give at least thirty (but not more than forty) days' prior notice of any intent to redeem and the holders of the Series A Preferred Stock subject to redemption may after such notice convert their Series A Preferred Stock to Common Stock as provided above.

     Board Size and Membership. The number of Directors of the Company may not be increased above seven without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock. The holders of the Series A Preferred Stock will have the right to elect two directors to the Board of Directors of the Company, one of which Directors will have the right to serve as Chairman of the Board. The remaining Directors will be elected by all Common and Series A Preferred stockholders voting as a group. In the event (i) the Board fails to declare a Series A Preferred Stock dividend, unless such dividend is to be paid in cash and then unless in the reasonable judgement of the Board of Directors payment thereof would jeopardize the Company's ability to meet its current and foreseeable obligations; (ii) the Company files for bankruptcy or is adjudged insolvent; or (iii) the Company fails to cure a breach of the agreement between it and the holders of the Series A Preferred Stock after notice thereof, the holders of the Series A Preferred Stock may remove Directors and elect four Directors to the Board.

     Restrictions. While any shares of Series A Preferred Stock are outstanding, the Company may not do any of the following without the consent of the Directors which are elected by the holders of the Series A Preferred Stock, as described above:

     a. Consent to any liquidation or dissolution of the Company; consolidate, merge or acquire the stock or assets of any entity (except for one exception relating to certain Steak-Out restaurants); or sell or transfer a majority of its assets.

     b. Incur any debt that is payable over a period of longer than a year at any time when the Company's earnings before interest, taxes, depreciation and amortization are less than 120 percent of the aggregate payments on long-term debt which the Company reasonably expects to make over the 12 months after such debt is to be incurred.

     c.   Amend or repeal its Articles of Incorporation.

     d. Pay any dividend on any shares of stock other than the Series A Preferred Stock, except for stock dividends, or purchase any shares of the Company's Common Stock except pursuant to any contractual obligation to repurchase the Common Stock of former employees.

     e. Engage in any business other than the restaurant business.

     Future Transactions. The Purchase Agreement grants Bailey a right of participation in any future equity offerings of the Company on the same terms as those offered to others to the extent necessary to preserve Bailey's proportionate equity interest in the Company represented by the Series A Preferred Stock and the Common Stock issued upon conversion of the Series A Preferred Stock. This right of participation does not apply to securities issued: (A) upon conversion of the Preferred Stock;
(B) as a stock dividend or stock split of the Common Stock; (C) pursuant to outstanding subscriptions, warrants, options and convertible securities; (D) solely in consideration for the acquisition by the Company of another entity; or (E) pursuant to a firm commitment underwriting. In addition, the Board of Directors may not authorize the issuance of additional Preferred Stock without the concurrence of Bailey so long as Bailey holds two-thirds of the Series A Preferred Stock and/or the Common Stock acquired by the conversion thereof. The Board of Directors also may not authorize an amendment to the Company's Articles of Incorporation increasing or decreasing the authorized Common Stock of the Company without the concurrence of Bailey so long as Bailey holds two-thirds of the Series A Preferred Stock and/or the Common Stock acquired by the conversion thereof.

     In connection with the proposed transaction, the Company has entered into a Registration Rights Agreement whereby the holders of the Series A Preferred Stock are given certain registration rights with respect to the public resale of Common Stock acquired by conversion of the Series A Preferred Stock. The holders of fifty percent or more of such stock may require the Company to register all or a lesser number of such shares for public sale under the Securities Act of 1933, as amended. The holders of such Common Stock are limited to two such demands for registration. Notwithstanding the foregoing, if the Company is at the time eligible to register its Common Stock using Form S-3 or any successor thereto, any Series A Preferred Stock holder may require the Company to register its Common Stock on such form, provided that the reasonably anticipated aggregate price to the public for such shares would exceed $1,000,000. The limitation on the number of demands for registration is not applicable to demands for registration on Form S-3 provided the foregoing conditions are satisfied.

     The holders of the Series A Preferred Stock are also entitled to notice from the Company of any registration of the Company's Common Stock on a form which would permit registration of the Common Stock acquired by conversion of the Series A Preferred Stock, and to have their shares of Common Stock registered on such form. The number of shares of Common Stock which must be so registered may be reduced if the managing underwriter for a public offering for which the registration is being made concludes that inclusion in the offering of the number of shares of Common Stock requested to be registered would adversely affect the marketing of the securities to be sold by the Company therein.

     The Company has, in effect, a right of first refusal to purchase any shares of Series A Preferred Stock offered by Bailey to a third party on the same terms and conditions as those offered to such third party.

     Fairness Opinion. The Company retained Cohig & Associates, Inc. ("Cohig") to render an opinion as to the fairness from a financial point of view of the Purchase Agreement and the issuance of the Series A Preferred Stock to Bailey. Cohig is a securities and investment banking firm which has been involved in the evaluation of businesses and their securities for other companies. Cohig has also acted in the past as an underwriter of the Company's securities and has maintained a market in the Common Stock of the Company as well as owned shares of the Company's Common Stock and its Common Stock purchase warrants. The Company is paying Cohig a fee of $4,000 for its services in rendering the fairness opinion. Such fee was based on the time spent by Cohig and payment of the fee was not contingent upon the content of the opinion or the approval of the Series A Preferred Stock.

     In arriving at its opinion Cohig:

               (i) reviewed the Purchase Agreement, the terms of the amendment to the Company's Articles of Incorporation designating the powers, preferences and rights of the Series A Preferred Stock, financial information on the Company furnished to it by management of the Company, including financial projections for the Company, and publicly available information on the Company;

               (ii) held discussions with the management of the Company concerning its business, operations and prospects;

               (iii)  analyzed the value of the Series A
          Preferred Stock based upon its conversion rate, dividend rate and other terms and based upon the trading market of the Company's Common Stock;

               (iv) considered the revenue, net income, cash flow and stockholders equity of the Company and changes in such factors from prior periods to current periods;

               (v) reviewed the Registration Rights Agreement to be entered into by the Company and Bailey;

               (vi) reviewed the valuations of publicly traded companies in the same or similar industry as the Company; and

               (vii) made such other studies and inquiries as Cohig deemed relevant.

Cohig relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information furnished to it by the Company. With respect to the financial projections of the Company, Cohig relied upon management's assurances that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management.

     Based upon the foregoing analysis of the Company and Cohig's general knowledge of and experience in the valuation of securities, Cohig concluded that the Purchase Agreement and the issuance of the Series A Preferred Stock to Bailey is fair from a financial point of view to the Company's stockholders. The full opinion of Cohig is attached to this Proxy Statement as Exhibit B.

     Although the proposed Amendment will not change the right of the holders of the outstanding Common Stock to receive dividends at such times and in such amounts as the Board of Directors may determine, satisfaction of any dividend obligations on outstanding Preferred Stock, including the Series A Preferred Stock, will reduce the amount of funds available for the payment of dividends on Common Stock. If additional shares of Common Stock are issued in the future, which may include issuances pursuant to the conversion of Preferred Stock, including the Series A Preferred Stock, the voting rights of the holders of outstanding Common Stock will be proportionately diluted. The holders of Series A Preferred Stock are entitled, and the holders of any other series of Preferred Stock issued would normally be entitled, to receive, in the event of any liquidation or other dissolution or winding up of the Company, a liquidation preference (plus any accrued but unpaid dividends, if cumulative) before any distribution of assets of the Company is made to the holders of the Common Stock.

                           STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company on or before November 30, 1996, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                               OTHER MATTERS

     Management does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                              BY ORDER OF THE BOARD OF DIRECTORS



July 29, 1996



                      SPECIAL MEETING OF STOCKHOLDERS
                        GOOD TIMES RESTAURANTS INC.

                                   PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT


     The undersigned stockholder of Good Times Restaurants Inc., a Nevada corporation, hereby appoints Boyd E. Hoback, Chief Executive Officer and a Director of Good Times Restaurants Inc., my proxy to attend and represent me at the Special Meeting of Stockholders of the corporation to be held on September 12, 1996 at 2:00 p.m., and at any adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

     Proposed Amendment to the Company's Articles of
Incorporation: The Company has proposed to amend its Articles of Incorporation to authorize 5,000,000 shares of preferred stock, $.01 par value, 1,000,000 of which will be designated as Series A Convertible Preferred Stock with rights, preferences and powers set forth in such amendment.

FOR               AGAINST                ABSTAIN

     PLEASE NOTE: Failure to check one of the boxes will give management the authority to vote the proxy in its discretion.

     Shares owned:

     Dated this      day of              , 1996.


                              Stockholder
                              (Sign exactly as name appears on
                              certificate for shares.)

                              (When signing as attorney,
                              executor, administrator, trustee or
                              guardian, give full title as such.
                              If signer is a corporation, sign
                              full corporate name by duly autho-
                              rized officer.  If shares are held
                              in the name of two or more persons,
                              all should sign.)